AGREEMENT

This Agreement dated this 7th day of March, 2009, by and between ALTERNATIVE WIND RESOURCES, LLC, a New York Limited Liability Company, (hereinafter referred to as "AWR") and WINDTAMER, INC., a New York State Corporation, (hereinafter referred to as "Windtamer").

WHEREAS, AWR desires to purchase a 1,000 15KW Windtamer units from Windtamer, and

WHEREAS, Windtamer desires to sell AWR 1,000 15KW Windtamer units, and

WHEREAS, AWR agrees to purchase 1,000 15KW Windtamer units on the following terms and conditions:

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

1. AWR agrees to give Windtamer a Purchase Order for 1,000 15KW units and a deposit of Fifty Thousand and no/100 ($50,000.00), with said Purchase Order.

2. Windtamer agrees to build a 15KW prototype, to be delivered to AWR, no later than May 30, 2009.

3. AWR agrees to reimburse Windtamer for all of its out-of-pocket cost for engineering and materials used for the building of the 15KW Windtamer prototype.

4. AWR agrees to accept delivery of all 1,000 KW Windtamer units within one (1) year after delivery of the 15KW Windtamer prototype to AWR. The actual schedule and timing of delivery is to be agreed upon by Windtamer and AWR.

5. In consideration of AWR's Purchase Order, Windtamer grants to AWR the exclusive rights to purchase all 15KW and larger Windtamer units for wind farms and industrial uses and development.

IN WITNESS WHEREOF the parties have executed this Agreement on the day and year first above written.

ALTERNATIVE WIND RESOURCES, INC.

GEORGE CARY, Managing Member

WINDTAMER, INC.

GERALD BROCK, President